Exhibit 99.1
THE HOUSTON EXPLORATION COMPANY
News Release
Houston Exploration Reports Third Quarter 2006 Results;
Updates 2006 and 2007 Guidance
Houston, Texas – November 8, 2006 – The Houston Exploration Company (NYSE: THX) today reported third quarter 2006 net income of $34.0 million, or $1.22 per diluted share. This compares to $8.1 million of net income, or $0.28 per diluted share, reported in the third quarter 2005. Excluding certain items described below and in the attached schedules, the company’s adjusted net income for the third quarter 2006 was $20.0 million, or $0.72 per diluted share, versus $1.30 per diluted share in the third quarter 2005 on a comparable basis. Cash from operations before changes in operating assets and liabilities totaled $86.2 million for the quarter compared to $138.9 million reported in the third quarter 2005. The comparability of the company’s third quarter and year-to-date 2006 results to those of the prior year were impacted by the sale of substantially all of the company’s Gulf of Mexico assets during the first half of 2006. Adjusted net income and cash from operations before changes in operating assets and liabilities are non-GAAP financial measures that are defined and reconciled to GAAP measures in the attached schedules.
“I am pleased with our overall performance in this, our first full quarter as predominately an onshore operator,” stated William G. Hargett, chairman, president and chief executive officer. “Despite a challenging price environment, our third quarter production growth, coupled with our healthy balance sheet and liquidity position, provides us with a strong platform for growth in 2007.”
Third Quarter 2006 Consolidated Results
Daily production for the third quarter 2006 averaged 204 million cubic feet of natural gas equivalent per day (MMcfe/d), compared to 308 MMcfe/d in the third quarter 2005. This 34 percent decline was primarily due to the sale of substantially all of the company’s Gulf of Mexico assets during the first half of 2006.
The company’s average unhedged natural gas sales price for the third quarter 2006 was $5.85 per thousand cubic feet (Mcf), compared to $8.15 per Mcf in the third quarter 2005. The company’s average realized natural gas price for the third quarter 2006 was $5.70 per Mcf, compared to $5.78 per Mcf reported during the third quarter 2005. Crude oil prices averaged $59.86 per barrel for this year’s third quarter compared to $54.08 per barrel reported during the comparable 2005 period.
Revenues for the third quarter 2006 totaled $131.3 million, compared to $125.4 million during the third quarter 2005. Total revenues for the third quarter 2006 included $19.9 million of net gains associated with the company’s natural gas hedging activities, compared to $108.1 million of net losses in the third quarter 2005. The current period net gains of $19.9 million were comprised of the following:
•	$1.8 million of realized losses associated with the settlement of hedge contracts;
•	$0.9 million of realized losses associated with the unwinding of certain hedge contracts following the sale of the company’s Gulf of Mexico assets; and
•	$22.6 million of net unrealized gains resulting primarily from changes in the fair value of the company’s hedge portfolio, all of which is now being accounted for using mark-to-market accounting.
The company’s lease operating, severance tax and transportation expenses for the third quarter 2006 totaled $1.04 per thousand cubic feet of natural gas equivalent (Mcfe) versus $0.89 per Mcfe reported in the third quarter 2005. Total depreciation, depletion and amortization and asset retirement accretion expenses for the quarter were $2.83 per Mcfe compared to $2.61 per Mcfe in the third quarter 2005. Third quarter 2006 net general and administrative expenses were $0.50 per Mcfe compared to $0.36 per Mcfe in the prior year period.
Third Quarter 2006 Onshore Results
The company’s onshore production increased by 10 percent during the third quarter 2006, to an average rate of 204 MMcfe/d, compared to 185 MMcfe/d during the third quarter 2005. The company’s average unhedged natural gas sales price for its onshore production was $5.86 per Mcf for the third quarter 2006, compared to $7.75 per Mcf in the third quarter 2005. This 24 percent decline in price more than offset the 10 percent increase in production, resulting in a 15 percent decline in onshore oil and gas revenues during the quarter, to $112.5 million, from $132.0 million during the third quarter 2005. Onshore lease operating, severance tax and transportation expenses during the third quarter 2006 totaled $1.03 per Mcfe compared to $0.82 per Mcfe reported in the third quarter 2005.
Strategic Restructuring Plan Update
Since November 2005, Houston Exploration has been implementing a strategic restructuring plan, the primary purpose of which is to improve the company’s financial and operating performance by focusing its operations onshore. The following is a recap of the key restructuring milestones achieved to date, along with an update on certain related initiatives:
Recap of Key Milestones
•	In March 2006, the company completed the sale of the Texas portion of its Gulf of Mexico assets, which included 58.5 billion cubic feet of natural gas equivalent (Bcfe) of estimated proved reserves at year-end 2005, for a gross sales price of $220 million.
•	In May 2006, the company initiated activity under its share repurchase program. To date, the company has repurchased 1,176,500 shares of its common stock, or approximately 4 percent of its outstanding shares, for approximately $61.6 million.
•	In June 2006, the company completed the sale of substantially all of the Louisiana portion of its Gulf of Mexico assets, which included 186.1 Bcfe of estimated proved reserves at year-end 2005, for a gross sales price of $590 million. Net cash proceeds from the sale totaled $530.8 million, of which $314.2 million was deposited with qualified intermediaries for potential reinvestment in like-kind exchange transactions under Section 1031 of the Internal Revenue Code. The remaining balance of these escrowed funds is shown on the company’s balance sheet as designated cash.
•	In June 2006, and in connection with the sale of its Gulf of Mexico assets, the company completed the unwinding of natural gas hedges totaling 60,000 million British thermal units per day (MMBtu/d) for the period July 2006 through December 2006 for a cost of $14.3 million.
•	In June 2006, the company announced that its Board of Directors had engaged Lehman Brothers to assist the company in an evaluation of a broad range of strategic alternatives. This evaluation is ongoing.
Update on Related Initiatives
•	In August 2006, following the sale of its Gulf of Mexico assets, the company elected to unwind natural gas hedges totaling 20,000 MMBtu/d for the period September 2006 through October 2006 for a cost of $0.9 million.
•	On November 27, 2006, the 180-day time period prescribed by Section 1031 for reinvestment of the company’s designated cash associated with the sale of its offshore Louisiana assets will expire. Currently, the company does not expect to complete any qualifying like-kind exchange transactions prior to that expiry date. As a result, the company anticipates that during the fourth quarter 2006, (i) the remaining balance of the company’s designated cash will be released from escrow and reclassified as cash, and (ii) a tax gain of $250 million to $260 million on the sale of the company’s offshore assets will be recognized. The company estimates that, after considering available net operating losses, alternative minimum tax credits and other corporate tax attributes, this gain will result in a current net income tax liability of $35 million to $40 million.
•	The company is continuing to explore a broad range of strategic alternatives. These alternatives may complement or replace the continued execution of the company’s existing business plan and include, but are not limited to, a recapitalization of the company either through additional share repurchases or a special dividend; operating partnerships and/or strategic alliances; and the sale or merger of the company. The company does not expect to make any public comments regarding this process until after the company’s

Board of Directors has completed its review of the strategic alternatives and approved a definitive course of action.
Guidance
As described in the following table, the company has updated its guidance for the fourth quarter and full-year 2006 and for 2007. The estimated financial and operational results do not reflect any decision regarding the ongoing review of strategic alternatives and assume no additional capital spending for potential acquisitions. Other factors that could materially impact the company’s actual results are noted below in the forward-looking statements section of this release.

	4Q06	2006				2007
	Total	Onshore	Offshore (1)		Total	Total
Capital Spending (in millions)
Exploration and development	$121	$470	$49		$519	$466
Acquisitions	0	18	21	(2)	39	0

Subtotal	$121	$488	$70		$558	$466
Capitalized interest, G&A and other	5	—	—		26	24

Total	$126	$488	$70		$584	$490

Production
Total (Bcfe)	20	75	14		89	85
Average daily (MMcfe/d)	215	205	37		242	233
Percent hedged	82%	N/A	N/A		86%	12	% (3)

Unit Costs ($/Mcfe)
Lease operating expense	0.64	0.64	1.23		0.73	0.66
Severance tax	0.27	0.28	N/A		0.24	0.30
Transportation	0.15	0.14	0.05		0.13	0.14
DD&A and ARO	2.80	N/A	N/A		2.85	2.75
General and administrative, net	0.45	N/A	N/A		0.40	0.41
Interest expense, net	0.27	N/A	N/A		0.29	0.17

(1)	Substantially all of the company’s offshore assets were sold during the first half of 2006.

(2)	Reflects a net profits interest payment to a predecessor owner in certain of the company’s offshore Louisiana properties that were sold during the first half of 2006.

(3)	Based on existing 2007 hedge portfolio of 30,000 MMBtu/d.
The company will hold a conference call on Wednesday, November 8, at 9:00 a.m. Central Time to further review the quarter’s financial and operational results and activities. To access the call, dial (800) 288-8960 prior to the start and provide the confirmation code 845293. In addition, a listen-only webcast of the call can be accessed at www.houstonexploration.com.
A replay of both the call and the webcast will be available for one week beginning at approximately 1:00 p.m. Central Time on November 8. Dial (800) 475-6701 and provide the confirmation code 845293, or access the company’s Web site for either of these options.
About the Houston Exploration Company
The Houston Exploration Company is an independent natural gas and crude oil producer engaged in the exploration, development, exploitation and acquisition of natural gas and crude oil properties. The company’s operations are focused in South Texas, the Arkoma Basin, East Texas, and the Rocky Mountains. For more information, visit the company’s Web site at www.houstonexploration.com.
Forward-Looking Statements
This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as estimated reserves and future drilling and development activity. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Factors that could cause actual results to vary materially from those targeted, expected or implied include the terms, timing and impact of our business strategy or other strategic alternatives, if any, ultimately selected by the Board, price volatility, the business outlook, any changes to the company’s capital program, the impact of onshore asset concentration, the risks associated with the consummation and successful integration of acquisitions, any tax deferrals, the impact of hurricanes, the risk of future writedowns, the impact of hedging activities, the accuracy of estimates of reserves and production rates, production and spending requirements, the inability to meet substantial capital requirements, the market and other factors for stock repurchases, constraints imposed by the company’s outstanding indebtedness, the relatively short production life of the company’s reserves, reserve replacement risks, drilling risks and results, the competitive nature of the industry, and other risks and uncertainties inherent in the exploration for and production of natural gas and crude oil discussed in the company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2005, and other filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements contained in this news release.
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Contact:	The Houston Exploration Company Melissa R. Aurelio 713-830-6887 maurelio@houstonexp.com

The Houston Exploration Company
Consolidated Financial Information

Unaudited Income Statement Data:	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2006	2005	2006	2005
		(in thousands, except per share data)
Revenues
Natural gas revenues	$105,793	$213,643	$434,083	$558,666
Oil revenues	7,004	19,470	42,624	55,395
Gain (loss) on settled derivatives	(2,715)	(62,216)	(67,664)	(100,726)
Unrealized gain (loss) on derivatives	22,591	(45,900)	44,462	(47,324)
Other	(1,336)	416	1,350	939

Total revenues	131,337	125,413	454,855	466,950

Operating Expenses
Lease operating	12,208	17,771	52,052	52,263
Severance tax	4,609	4,165	15,598	11,629
Transportation	2,546	3,000	8,176	8,759
Asset retirement accretion	489	1,313	2,885	3,964
Depreciation, depletion and amortization	52,565	72,702	194,184	215,249
General and administrative, net	9,392	10,229	26,703	27,552

Total operating expenses	81,809	109,180	299,598	319,416

Income from Operations	49,528	16,233	155,257	147,534
Other (income) expense	(8,302)	(101)	(10,500)	286
Interest expense	6,173	5,898	24,000	16,943
Capitalized interest	(993)	(2,357)	(3,648)	(6,772)

Interest expense, net	5,180	3,541	20,352	10,171

Income before taxes	52,650	12,793	145,405	137,077
Provision for income tax Current	(852)	(3,502)	2,467	12,526
Deferred	19,499	8,214	55,792	39,202

Total provision for taxes	18,647	4,712	58,259	51,728

Net Income	$34,003	$8,081	$87,146	$85,349

Earnings per Share
Net income per share – Basic	$1.22	$0.28	$3.06	$2.98

Net income per share – Diluted	$1.22	$0.28	$3.06	$2.95

Weighted average shares – Basic	27,845	28,744	28,458	28,641
Weighted average shares – Diluted	27,936	29,120	28,492	28,966

The Houston Exploration Company
Consolidated Financial Information, continued

	September 30,	December 31,
Unaudited Balance Sheet Data:	2006	2005
	(in thousands, except debt-to-capitalization)
Assets
Cash and equivalents	$18,435	$7,979
Accounts receivable	69,229	146,020
Inventories	6,269	2,726
Deferred tax asset	83,265	145,922
Prepayments and other	27,153	19,709

Total current assets	204,351	322,356

Natural gas and oil properties, full-cost method
Unevaluated properties	45,322	107,146
Properties subject to amortization	3,270,984	3,556,755
Other property and equipment	14,782	12,971

	3,331,088	3,676,872

Less: Accumulated depreciation, depletion and amortization	1,852,530	1,658,532

	1,478,558	2,018,340
Designated cash	314,043	—
Other non-current assets	16,616	20,928

Total other assets	330,659	20,928

Total Assets	$2,013,568	$2,361,624

Liabilities
Accounts payable and accrued expenses	$159,475	$177,159
Derivative financial instruments	5,251	352,457
Asset retirement obligation	—	7,265

Total current liabilities	164,726	536,881

Long-term debt and notes	362,000	597,000
Deferred federal income taxes	456,786	341,302
Derivative financial instruments	22,324	65,201
Asset retirement obligation	40,015	112,406
Other non-current liabilities	11,008	15,696

Total Liabilities	1,056,859	1,668,486

Stockholders’ Equity
Common stock	280	289
Additional paid-in capital	250,380	297,218
Retained earnings	750,513	663,367
Accumulated other comprehensive income (loss)	(44,464)	(267,736)

Total Stockholders’ Equity	956,709	693,138

Total Liabilities and Stockholders’ Equity	$2,013,568	$2,361,624

Total Debt-to-Capitalization	27.5%	46.3%

The Houston Exploration Company
Consolidated Financial Information, continued

	Three Months Ended September 30,		Nine Months Ended September 30,
Unaudited Cash Flow Data:	2006	2005	2006	2005
	(in thousands)		(in thousands)
Operating Activities
Net income	$34,003	$8,081	$87,146	$85,349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	52,565	72,702	194,184	215,249
Deferred income tax expense	19,499	8,214	55,792	39,202
Unrealized (gain) loss on derivatives	(22,591)	45,900	(44,462)	47,324
Asset retirement accretion	489	1,313	2,885	3,964
Other non-cash adjustments	2,260	2,725	7,704	6,628
Changes in operating assets and liabilities	(369)	(12,146)	35,914	(13,735)

Net cash provided by operating activities	85,856	126,789	339,163	383,981

Investing Activities
Investment in property and equipment	(168,521)	(146,327)	(447,093)	(401,163)
Net (deposits) withdrawals of designated cash	9,632	—	(314,043)	—
Dispositions and other	(2,041)	—	721,607	165

Net cash provided by (used in) investing activities	(160,930)	(146,327)	(39,529)	(400,998)

Financing Activities
Net borrowings (repayments) of long-term debt	87,000	19,000	(235,000)	(6,000)
Repurchase of common stock	—	—	(61,638)	—
Debt issuance costs	—	—	(199)	—
Proceeds and tax benefits from issuance of common stock from exercise of stock options	3,021	4,621	7,659	13,217

Net cash provided by (used in) financing activities	90,021	23,621	(289,178)	7,217

Increase (decrease) in cash	$14,947	$4,083	$10,456	$(9,800)
Cash at beginning of period	3,488	4,694	7,979	18,577

Cash at end of period	$18,435	$8,777	$18,435	$8,777

The Houston Exploration Company
Consolidated Financial Information, continued
Unaudited Non-GAAP Financial Measures:
Adjusted net income and adjusted net income per diluted share are non-GAAP financial measures consisting of net income and net income per diluted share, as the case may be, after the adjustments noted in the table below. We believe that adjusted net income and adjusted net income per diluted share are useful to analysts and investors because they are more reflective of our operating performance and improve period-to-period comparability. Adjusted net income and adjusted net income per diluted share should not be considered a substitute for net income and net income per diluted share in accordance with GAAP. The table below reconciles net income to adjusted net income and net income per diluted share to adjusted net income per diluted share.
Cash from operations before changes in operating assets and liabilities is a non-GAAP financial measure consisting of net cash provided by operating activities before changes in operating assets and liabilities. Cash from operations before changes in operating assets and liabilities is presented because management believes it is a useful adjunct to net cash provided by operating activities under GAAP. Cash from operations before changes in operating assets and liabilities is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities and to service debt. Cash from operations before changes in operating assets and liabilities should not be considered an alternative to net income or net cash provided by operating activities in accordance with GAAP. The table below reconciles cash from operations before changes in operating assets and liabilities to net cash provided by operating activities.
EBITDA is a non-GAAP financial measure consisting of net income before interest expense, income tax expense (benefit) and depreciation, depletion and amortization. EBITDA is presented as a supplemental financial measurement in the evaluation of our business. We believe that EBITDA provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. EBITDA is widely used by investors, bankers and rating agencies to value, compare and rate companies. EBITDA should not be considered as a substitute for net income, income from operations, or net cash provided by operating activities prepared in accordance with GAAP. EBITDA is reconciled to net income in the table below.

	Three Months Ended September 30,		Nine Months Ended September 30,
Reconciliation of Non-GAAP Measures:	2006	2005	2006	2005
	(in thousands, except per share amounts)		(in thousands, except per share amounts)
Net Income	$34,003	$8,081	$87,146	$85,349
Adjustments:
Unrealized (gain) loss on derivatives, net of tax	(14,594)	29,651	(28,722)	30,571
Loss on hedge unwind, net of tax	589	—	9,825	—
Special compensation expenses, net of tax (1)	—	—	726	4,601
Additional tax items (2)	—	—	6,800	—

Adjusted Net Income	$19,998	$37,732	$75,775	$120,521

Net Income per Diluted Share	$1.22	$0.28	$3.06	$2.95
Adjustments:
Unrealized (gain) loss on derivatives, net of tax	(0.52)	1.02	(1.01)	1.06
Loss on hedge unwind, net of tax	0.02	—	0.34	—
Special compensation expenses, net of tax (1)	—	—	0.03	0.16
Additional tax items (2)	—	—	0.24	—

Adjusted Net Income per Diluted Share	$0.72	$1.30	$2.66	$4.16

Cash from Operations
Before Changes in Operating Assets and Liabilities	$86,225	$138,935	$303,249	$397,716
Plus:Changes in operating assets and liabilities	(369)	(12,146)	35,914	(13,735)

Net Cash Provided by Operating Activities	$85,856	$126,789	$339,163	$383,981

EBITDA	$110,884	$90,349	$362,826	$366,461
Less:Interest, net	5,180	3,541	20,352	10,171
Income taxes	18,647	4,712	58,259	51,728
Asset retirement accretion	489	1,313	2,885	3,964
Depreciation, depletion and amortization	52,565	72,702	194,184	215,249

Net Income	$34,003	$8,081	$87,146	$85,349

(1)	In 2006, special compensation expenses, net of tax, included the non-capitalized portion of special bonus and severance payments made in connection with the sale of the company’s Gulf of Mexico assets. In 2005, special compensation expenses, net of tax, included payments made in connection with the renegotiation of employment contracts for the executive officers.

(2)	In 2006, additional tax items represented the Texas margin tax accrual.

Note:	Totals may not foot due to rounding.

The Houston Exploration Company
Additional Information for the Three Months Ended September 30, 2006

	Three Months Ended September 30, 2006					Three Months Ended September 30, 2005
	Onshore	Offshore (1)			Total	Onshore	Offshore (1)	Total

Production
Natural gas (MMcf)	18,081		—		18,081	16,879	9,338	26,217
Oil (Mbbls)	108		9		117	24	336	360

Equivalent (MMcfe)	18,729		54		18,783	17,023	11,354	28,377

Daily Equivalent (MMcfe/d)	204		—		204	185	123	308

Average Sales Price
Natural gas — unhedged ($/Mcf)	$5.86	$	N/A		$5.85	$7.75	$8.86	$8.15
Natural gas — realized (2) ($/Mcf)	N/A		N/A		5.70	N/A	N/A	5.78
Oil — unhedged ($/Bbl)	61.53		39.89		59.86	46.46	54.63	54.08
Oil — realized ($/Bbl)	N/A		N/A		59.86	N/A	N/A	54.08

Revenues (in thousands)
Natural gas revenues	$105,875		$(82)		$105,793	$130,894	$82,749	$213,643
Oil revenues	6,645		359		7,004	1,115	18,355	19,470
Gain (loss) on settled derivatives	N/A		N/A		(2,715)	N/A	N/A	(62,216)
Unrealized gain (loss) on derivatives	N/A		N/A		22,591	N/A	N/A	(45,900)
Other	N/A		N/A		(1,336)	N/A	N/A	416

Total revenues					$131,337			$125,413

Operating Expenses (in thousands)
Lease operating	$11,984		$224		$12,208	$7,398	$10,373	$17,771
Severance tax	4,608		1		4,609	4,131	34	4,165
Transportation	2,543		3		2,546	2,502	498	3,000
Asset retirement accretion	489		—		489	305	1,008	1,313
Depreciation, depletion and amortization	N/A		N/A		52,565	N/A	N/A	72,702
General and administrative, net	N/A		N/A		9,392	N/A	N/A	10,229

Total operating expenses					$81,809			$109,180

Income from Operations per Unit ($/Mcfe)
Total revenues	N/A		N/A		$6.99	N/A	N/A	$4.42
Lease operating	(0.64)		(4.15)		(0.65)	(0.43)	(0.91)	(0.63)
Severance tax	(0.25)		(0.02)		(0.25)	(0.24)	(0.00)	(0.15)
Transportation	(0.14)		(0.06)		(0.14)	(0.15)	(0.04)	(0.11)
Asset retirement accretion	(0.03)		(0.00)		(0.03)	(0.02)	(0.09)	(0.05)
Depreciation, depletion and amortization	N/A		N/A		(2.80)	N/A	N/A	(2.56)
General and administrative, net	N/A		N/A		(0.50)	N/A	N/A	(0.36)

Income from operations per unit					$2.62			$0.56

Oil and Gas Capital Expenditures (in thousands)
Exploration, development and leasehold	$139,133		$6,314		$145,447	$71,442	$63,290	$134,732
Acquisitions	598		(9,034	)(3)	(8,436)	—	57	57

Subtotal	139,731		(2,720)		137,011	71,442	63,347	134,789
Capitalized interest and G&A	—		—		5,654	—	—	6,537

Total	$139,731		$(2,720)		$142,665	$71,442	$63,347	$141,326

(1)	Substantially all of the company’s offshore assets were sold during the first half of 2006.

(2)	Realized natural gas prices include the effects of gains and losses on contracts settled and unwound during the period, and do not include unrealized gains and losses recognized pursuant to SFAS 133.

(3)	Reflects an adjustment and reduction to a previously announced estimate for a net profits interest paid to a predecessor owner in certain of the company’s offshore Louisiana properties that were sold during the second quarter 2006.

Note: Totals may not foot due to rounding.

The Houston Exploration Company
Additional Information for the Nine Months Ended September 30, 2006

	Nine Months Ended September 30, 2006			Nine Months Ended September 30, 2005
	Onshore	Offshore (1)	Total	Onshore	Offshore (1)	Total
Production
Natural gas (MMcf)	53,261	11,087	64,348	50,681	30,333	81,014
Oil (Mbbls)	289	433	722	69	1,103	1,172

Equivalent (MMcfe)	54,995	13,685	68,680	51,095	36,951	88,046

Daily Equivalent (MMcfe/d)	202	50	252	187	136	323

Average Sales Price
Natural gas — unhedged ($/Mcf)	$6.49	$7.97	$6.75	$6.62	$7.35	$6.90
Natural gas — realized (2) ($/Mcf)	N/A	N/A	5.69	N/A	N/A	5.65
Oil — unhedged ($/Bbl)	58.87	59.15	59.04	51.36	47.01	47.27
Oil — realized ($/Bbl)	N/A	N/A	59.04	N/A	N/A	47.27

Revenues (in thousands)
Natural gas revenues	$345,679	$88,404	$434,083	$335,598	$223,068	$558,666
Oil revenues	17,012	25,612	42,624	3,544	51,851	55,395
Gain (loss) on settled derivatives	N/A	N/A	(67,664)	N/A	N/A	(100,726)
Unrealized gain (loss) on derivatives	N/A	N/A	44,462	N/A	N/A	(47,324)
Other	N/A	N/A	1,350	N/A	N/A	939

Total revenues			$454,855			$466,950

Operating Expenses (in thousands)
Lease operating	$35,162	$16,890	$52,052	$20,493	$31,770	$52,263
Severance tax	15,549	49	15,598	11,540	89	11,629
Transportation	7,461	715	8,176	7,564	1,195	8,759
Asset retirement accretion	1,447	1,438	2,885	1,025	2,939	3,964
Depreciation, depletion and amortization	N/A	N/A	194,184	N/A	N/A	215,249
General and administrative, net	N/A	N/A	26,703	N/A	N/A	27,552

Total operating expenses			$299,598			$319,416

Income from Operations per Unit ($/Mcfe)
Total revenues	N/A	N/A	$6.62	N/A	N/A	$5.30
Lease operating	(0.64)	(1.23)	(0.76)	(0.40)	(0.86)	(0.59)
Severance tax	(0.28)	(0.00)	(0.23)	(0.23)	(0.00)	(0.13)
Transportation	(0.14)	(0.05)	(0.12)	(0.15)	(0.03)	(0.10)
Asset retirement accretion	(0.03)	(0.11)	(0.04)	(0.02)	(0.08)	(0.05)
Depreciation, depletion and amortization	N/A	N/A	(2.83)	N/A	N/A	(2.44)
General and administrative, net	N/A	N/A	(0.39)	N/A	N/A	(0.31)

Income from operations per unit			$2.25			$1.68

Oil and Gas Capital Expenditures (in thousands)
Exploration, development and leasehold	$350,194	$48,326	$398,520	$199,513	$169,480	$368,993
Acquisitions	17,843	20,966 (3)	38,809	31,355	336	31,691

Subtotal	368,037	69,292	437,329	230,868	169,816	400,684
Capitalized interest and G&A	—	—	19,223	—	—	19,032

Total	$368,037	$69,292	$456,552	$230,868	$169,816	$419,716

(1)	Substantially all of the company’s offshore assets were sold during the first half of 2006.

(2)	Realized natural gas prices include the effects of gains and losses on contracts settled and unwound during the period, and do not include unrealized gains and losses recognized pursuant to SFAS 133.

(3)	Reflects an adjustment and reduction to a previously announced estimate for a net profits interest paid to a predecessor owner in certain of the company’s offshore Louisiana properties that were sold during the second quarter 2006.

Note: Totals may not foot due to rounding.